Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the Registration Statement on Form S-8 of EDAP TMS S.A. of our report dated April 26, 2012, relating to the consolidated financial statements of EDAP TMS S.A. as of December 31, 2011 and for each of the years in the two-year period then ended of EDAP TMS S.A., appearing in the Annual Report on Form 20-F of EDAP TMS S.A. for the year ended December 31, 2012.

ERNST & YOUNG Audit

/S/ Nicolas Sabran
Represented by Nicolas Sabran

April 24th, 2013